Exhibit 99.1

FINAL TRANSCRIPT

Conference Call Transcript

OSTK - Q4 2009 Overstock.com Inc Earnings Conference Call

Event Date/Time: Apr 05, 2010 / 09:00PM GMT

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CORPORATE PARTICIPANTS

Jonathan Johnson

Overstock.com Inc - President

Stephen Chesnut

Overstock.com Inc - SVP - Finance, Risk Management

Patrick Byrne

Overstock.com Inc - Chairman, CEO

CONFERENCE CALL PARTICIPANTS

Nathaniel Schindler

BofA Merrill Lynch - Analyst

Brent Rystrom

Feltl & Co - Analyst

Tom O’Halloran

Lord Abbett - Analyst

Michael Onghai

Ibis Management - Analyst

PRESENTATION

Operator

Good afternoon. My name is Bonnie, and I will be your conference operator today. At this time, I would like to welcome everyone to the fourth quarter 2009 Overstock.com conference call. All lines have been placed on mute to prevent any background noise. After the speakers’ remarks, there will be a question and answer session. (Operator Instructions). Thank you. I would now like to turn the call over to Mr. Jonathan Johnson, President of Overstock.com. Please go ahead, sir.

Jonathan Johnson - Overstock.com Inc - President

Thank you, Bonnie. Good afternoon, and welcome to our fourth quarter and fiscal year end 2009 conference call. Joining me today on the call are Dr. Patrick Byrne, Chairman and CEO, and Steve Chesnut, Senior Vice President of Finance and Risk Management.

The following discussion and our responses to your questions today reflect Management’s views as of today, April 5, 2010 only, and will include forward-looking statements. Actual results may differ materially. Additional information about factors that could potentially impact our financial result is included in the press release we issued on March 31, 2010, along with the 2009 Form 10-K we filed with the SEC on the same day. As you listen to today’s call, I encourage you to have the press release in front of you since our financial results and detailed commentary are included, and will correspond to much of the discussion as follows. It would also be helpful to have our 10-K with you.

During this call, we will discuss certain non-GAAP financial measures. Our press release, the slides accompanying this webcast and our filings with the SEC, each of which are posted on our Investor Relations website contain additional disclosures regarding these non-GAAP measures, including reconciliations of these measures to the most comparable GAAP measures. With that out of the way, let me turn the call to Steve to review some of the financial results.

Stephen Chesnut - Overstock.com Inc - SVP - Finance, Risk Management

Thank you, Jonathan.

As you know, at the end of December, we engaged KPMG as our independent auditors, and in late January, we announced that we were restating our fiscal year 2008 and Q1, Q2 and Q3 2009 financial statements. I concur and echo with the feelings and the sentiments that Patrick shared in his letter expressing appreciation for your patience as we work through this restatement, and I’d like to take a moment to explain the details of this restatement as well as the material weaknesses disclosed in the Form 10-K we filed on March 31. As we restated our results to correct errors relating to our accounting for partner billing, and our accounting for expenses related to restricted stock units.

While we had the books opened we also made several other adjustments as part of this restatement. These other adjustments amount to [$189,000] (corrected by Company) of net loss reduction in 2008 and $69,000 of additional net income in 2009. For a detailed explanation and a full disclosure, you can refer to the explanatory note contained in the first few pages of our 2009 Form 10-K.

As a result of the errors reflected in this restatement we assessed the effectiveness of our internal controls of our financial reporting at December 31, 2009, and we identified two material weaknesses. The first is that we lacked a sufficient number of accounting professionals with the necessary knowledge, experience, and training to adequately account for and review significant transactions and that this resulted in our misapplication of GAAP. The second is that our information technology changes and deployment controls were inadequately designed to prevent changes in our accounting systems, and this lead to a failure to appropriately capture and accurately process data.

While these material weaknesses have not been remediated prior to the end of 2009, we have been and continue to work diligently to correct these issues. Some of the actions we have done and are taking include, we have hired and continue to hire additional experienced professionals in our Accounting and Internal Audit Department. We have reorganized our Accounting and Financial Reporting Department to improve supervisory review. We’ve reorganized our Supply Chain Department to provide comprehensive oversight over our returns process and partner billing accuracy. We are reviewing the systems and controls in place to appropriately capture amounts to be paid to fulfillment partners. We’re enhancing our IT testing capability to improve the completeness and accuracy of data provided by our IT systems and finally we have engaged a consulting firm to evaluate our IT systems for improvement opportunities. Now, we’ve made progress on these issues, and we’ll continue to focus on implementation of our plan until these weaknesses have been remediated.

Now let me focus some attention on the highlights from the 2009 financial results. Revenue growth accelerated significantly in the fourth quarter. Q4 revenues grew 27% to $322 million and revenue for the year was $877 million, that’s up 6% over the prior year. We also reported our first annual profit in 2009.

Net income attributed to common shares was $12.7 million in Q4 and $7.7 million for the year. This strong contribution growth of 26% was an important driver while technology and G&A expenses grew by just 5%. Now this expense growth in technology and G & A included the $7.1 million reduction of legal expenses from the settlement of legal matters, and I would encourage you to review the press release we filed on March 31 for a detailed and thorough analysis of these results.

So with that, Patrick, let me turn the time over to you.

Patrick Byrne - Overstock.com Inc - Chairman, CEO

Thank you, Steven. Thank you, Jonathan. Jonathan. It’s amazing you never sound bored, reading that introduction. I don’t know how you do it.

I’m going to start on slide three, 2009 results. Revenue is 27%, two times the industry growth, gross profits up 31%, margin 17.1% versus 16.5% the previous Q4. Contribution dollars, which I think we’ve been jumping up and down on this note for a couple few years, that you would see this grow, well it grew 43% in Q4. Contribution margin, which is a non-GAAP number, 11.3 up 120 basis points, $12.7 million in GAAP net income, yippie-ki-yay, and working capital at a comfortable $51 million, that’s well above what we think is the tree top level for this Company, so all is good.

Slide four, we- our quarterly revenue growth, let’s go to slide five. It’s basically these are the same numbers I just announced, slide five 31%, and gross profit growth.

Jonathan Johnson - Overstock.com Inc - President

I think the nice thing about those last two slides, Patrick is we’ve seen a nice trending up on them again and they’re positive numbers and they are focused the right way.

Patrick Byrne - Overstock.com Inc - Chairman, CEO

Right, and again I think that measuring us, I don’t know what the future holds, but I think that a nice, managing— so the industry is growing about 10 to 12% now depending on who you listen to, and managing numbers that are say two times that on the top line and better than that on the contribution line is great. Not sure, well I’ll just stop there. I won’t talk about the future.

Slide six, again these are the numbers pretty much gave you. We do see hundreds of basis points, well we do see lots of improvement still. We can iron out of our supply chain. I’ve said that before and I think I said a few years ago, we definitely saw hundreds of basis points. We have in fact steamed hundreds of basis points out of the supply chain. There’s still more to go but the other thing to note is we are giving more, — we are giving a lot of that back to the consumers. Our prices are getting or have gotten quite sharp, and we measure ourselves very carefully and if we can steam 100 basis points out of the system and we’re giving 50 basis points or more back to the consumers and lower pricing and keeping 50, that might be the way to go.

Now it may not be 50/50 is the right number, but — and people have asked in writing in, well is the decline versus the previous quarter, is that mix shift or what is it and the answer is yes, it’s primarily mix shift and in the fourth quarter people buy books and electronics and the margins are just lower. Slide seven, contribution dollars, once again, 43% growth. Slide eight, the one I like, cash flow from operations, $46 million for the year. Do you want to say anything about that Steve or Jonathan?

Stephen Chesnut - Overstock.com Inc - SVP - Finance, Risk Management

When you look at that $46 million, it’s phenomenal performance over where we were a year ago. So we are clearly this thing is generating cash.

Patrick Byrne - Overstock.com Inc - Chairman, CEO

Slide nine, GAAP annualized inventory turns, it’s five on an internal basis. I think that we should be able to do better than 5.1. Some of this comes with getting into new markets and learning about where the demand is and such but things seem to still work okay with this in the fives. I think that we can do better and the 28 on a GAAP basis is of course a great number.

Ten, the GMROI, 637%. Slide 11, besides the profitability and somebody at a Wall Street Bank sent me a little note earlier today saying profit is noble and I think that sounds like a Chinese saying so I’m of course very proud that we’re profitable now on any basis. Free cash flow, operating cash flow, GAAP, perhaps to the consternation of a few, but I’m very proud of that. I have to put slide 11 up there with or even beyond that. We are the second highest rated Company for customer service retailer in America, above a number of highly recognizable companies with long histories. Of course, L.L. Bean is going to be hard to ever pick off, given — I grew up in New England and L.L. Bean is a fantastic Company and they are just going to be hard to pick off. Jonathan?

Jonathan Johnson - Overstock.com Inc - President

But I don’t think that’s going to keep us from trying really hard. I know the day that this ranking was announced, folks in our customer care center were excited for the day to come and as the NRF and AMEX announced the winners starting at 10 and counting up, as we got closer to being not announced, and knowing that we were in the top ten, we really expected to be number one, so that group is so focused on serving our customers well that anything short of number one was viewed as a disappointment.

Patrick Byrne - Overstock.com Inc - Chairman, CEO

Well that said, in New England, I know L.L. Bean, you can bring in your grandpa’s duck boots or duck hunting rubber boots with a hole in them and they will replace them. It’s just lifetime, so it’s awful hard to capture L.L. Bean and of course they manufacture the stuff, but it’s nice. I have a lot of respect for Zappos and others on this list, but it’s nice to be rated even above them.

Jonathan Johnson - Overstock.com Inc - President

Yes.

Patrick Byrne - Overstock.com Inc - Chairman, CEO

And we still have lots of ways we can improve customer satisfaction here. In fact, on slide 12, the red line here is a measure of the people who have had a problem and called us or contacted Customer Service and even, — so we pay a lot of attention to this number, just not the score of everyone who orders, but everyone who orders and has some problem, and of course the customer who has called to complain is a customer who wants to be saved. We lavish them with customer service and this score has gotten, we’re almost an NPS Superstar just on the score of people who have already had a problem and called, and we still see ways that this can keep— improvements we can make here. Our partner in this is Right Now, they provide us the technology and they have been a fantastic partner for Overstock.com. But also Stormy Simon, who is over all of this, and Brian Popelka, we can’t say enough good things about the customer service team. In fact in our Company, we just— I think I’ve said before numerous times publicly, they are the ultimate, they are the a department that speaks, that really speaks with the loudest megaphone into the rest of the Company and make the rest of the Company hop, and it has shown, it has proven itself in these results.

Slide 13, 2009 results. I have no reason to read down this list. We’ll just flip through the slides. Slide 14, revenue grew 6% for the year— A slow start but a fast finish. Gross profit, slide 15, $164 million, up 18.8% for the year. Slide 16, contribution, $109 million up from $86 million. I look back at 2006 when we were $18.9 million and who would have thought that in three years we could take that from $18.9 million to $109 million, but that number was actually somebody at Allen & Company some years ago who said to me to think about focusing on this number, and he had a pretty good theoretical argument, and it was one of those conversations on Wall Street that was actually very useful for us and we have been focusing on this number, and this measuring what we call NECTAR or contribution dollars is really a very good way to sharpen the focus of lots of different processes in the Company. In fact I’m surprised there aren’t more, well okay I’ll stop.

Slide 17. Of course, this is the best shot of the deck. It’s the contribution versus all the GAAP costs below the marketing line, technology and G&A. The lines have crossed for the first time on an annual basis. Anything you want to say about this Steve, Jonathan?

Stephen Chesnut - Overstock.com Inc - SVP - Finance, Risk Management

No. I mean, it’s nice to see contribution being strong and then the expense control is there in place also.

Patrick Byrne - Overstock.com Inc - Chairman, CEO

Yes, we really do have tight expense control. Jonathan, what do you want to say about this? You’ve been here for a wild ride.

Jonathan Johnson - Overstock.com Inc - President

Yes, I think as Steve and Patrick have said, expense control, I think I don’t know if we’ve mastered it, but we’ve gotten so that we feel pretty good about it and we think we can squeeze some more out of there, but watching contribution tick up I think is the most gratifying thing we have. It shows not only that we’re making sales but that we’re doing them at a good marketing cost.

Patrick Byrne - Overstock.com Inc - Chairman, CEO

And yes, so ultimately, our supply chain right to the customer is adding value. It’s adding value from the world’s point of view. Annual cash flows, slide 18 and $46 million in free cash flow of $39 million, nothing to sneeze at, but we do think that we can, well I’m not going to talk about the future.

And slide 19 is the highlights. So I will stop there and Bonnie, let’s go to questions. You want to address any questions that have come in first on e-mail? Bonnie, are there folks that have questions for us?

QUESTION AND ANSWER

Operator

Yes, sir. (Operator Instructions). Our first question comes from Nat Schindler of Banc of America.

Nathaniel Schindler - BofA Merrill Lynch - Analyst

Yes, hi. Thank you for taking my question. Really impressed with the revenue number there. Wanted to know if there was anything that changed in kind of your usual fourth quarter mix and new category entrants or anything that was that stood out as a cause that really drove you to go to roughly 2X the Department of Commerce number for the fourth quarter. And I have some follow-up questions as well.

Patrick Byrne - Overstock.com Inc - Chairman, CEO

To be honest, my question is, my sense is why didn’t this happen earlier. I mean, it’s been three years that we were stuck at one level and as we fixed all these things, I really did think a year or two earlier, that we should have started inflecting up like this. I guess we did in 2008. I think we were drawing about 25% by the middle of 08 but then we got caught in a downdraft like a lot of people, but not like everyone, but to me, this is the reason it’s ticked up is because of all of these things we’ve been doing really for three or four years to just to really refine the way we treat customers, the products, strip costs out of the supply chain, pass price reductions back to the consumers.

Jonathan Johnson - Overstock.com Inc - President

To answer your question, there wasn’t anything special about this Q4’s mix as opposed to past Q4s. Q4 always has a little bit heavier in books and media and electronics than other quarters but it wasn’t any different significantly different than it was in prior years. What I really think happened this year is all the progress we’ve made throughout 2008 and 2009 paid off and we didn’t get caught in the same downdraft we got caught in in 2008 when every retailer became a discounter and we suffered in 2008. 2009, most retailers didn’t have excess inventory on their shelves and couldn’t offer the deals that we were offering and so we competed as a discounter and I think succeeded there.

Patrick Byrne - Overstock.com Inc - Chairman, CEO

Yes. We really, and in a way we were here a year earlier, but the whole economy train wrecking it was it just didn’t manifest itself but Steve you’ve been here, what do you want to add to that?

Stephen Chesnut - Overstock.com Inc - SVP - Finance, Risk Management

I think as you watch the quarter by quarter as we came through 09 we continue to see building strength in all those initiatives around pricing and Supply Chain and it just came together very nicely in the fourth quarter.

Patrick Byrne - Overstock.com Inc - Chairman, CEO

Yes.

Nathaniel Schindler - BofA Merrill Lynch - Analyst

Okay, and then to go into the gross margin line, Patrick, you have said earlier in the year when you were reporting north of 20% that you felt that in general that gross margin was probably too high and you’d want to see or it was around 20% particularly on the partner side and you’d probably attempt to give more of that back to customers, or you’d like to drive revenue by giving a little more back to customers. Fourth quarter typically is a lower gross margin quarter as you’ve said, largely because of mix. Is the drop off on kind of a sequential basis to 17%? Is that entirely because of mix and because of normal seasonal variation, or have you made any sort of actual purposeful decision to cut back in costs and give a little bit more to the customer in order to drive revenue?

Patrick Byrne - Overstock.com Inc - Chairman, CEO

I would say it’s mostly seasonal. We have a bigger and better electronics department than we’ve ever had and electronics and books do pull this down in Q4 historically. If you look at line 6, they pull it down every Q4, but we do have a better electronics department, and I’m not sure I can say did actually the percentage of sales in electronics, was it bigger? I’d have to go back and look at the numbers to be absolutely sure, but it is partially a we are sharpening our prices. We’re getting more aggressive on pricing. We think we can take our pricing to, we are analyzing our pricing versus the world and we see not 100%. We want to be cheaper than everybody but we see a very high number, close to 100% on everything we measure is cheaper than the world, and we wanted to stay that way, so we are consciously passing more bigger discounts or lower pricing on to the consumer, but it’s mostly, I think that the drop off of this is more than half of it is explained from just the normal Q4 mix shift. Steve?

Stephen Chesnut - Overstock.com Inc - SVP - Finance, Risk Management

That’s correct. It’s probably, I mean probably a clean way to characterize it as like 70% is associated with mix, 30% is associated with pricing and supply chain efficiency that we created.

Patrick Byrne - Overstock.com Inc - Chairman, CEO

We definitely have a conscious effort to drop pricing now to consumers. We think we can and we think that’s money well invested so to speak and like I say, we still see a couple hundred basis points that we think we can pull out in our cost structure. You may not see that. You won’t see all of that all show up in the margin because we’re just going to keep passing it to the consumer and we think we can take our pricing— andwe already have our pricing below where just about anyone can follow, and our point is if we can keep on stripping out costs and keep passing it on to people, that we can take our pricing to the point that no one can follow.

Nathaniel Schindler - BofA Merrill Lynch - Analyst

Okay, and just going a little further down the line, you said in the past technology and G& A would add up in 2010 and going forward, you’d look to add that up to around $110 million as technology kind of moderates, the declines you have had because of the depreciation coming off and it’s starting to tick back up again by more people. Is that still a number that you think is an appropriate number?

Patrick Byrne - Overstock.com Inc - Chairman, CEO

No, I actually don’t. I’m not going to say too much because we don’t want to talk about the future, because we just don’t want to talk about the future; however, it is, I would cancel that expectation. We used to think of ourselves as a lemonade stand with a computer in it and primarily a retailer. We’re now seeing opportunities to be more and a way to be more of a technology player. We’ve got a great IT department, much stronger than it’s ever been. They are partially responsible for this. Well, they are a big part of the equation.

Incidentally, another huge part of the equation is our human capital team lead by Steve Tryon, who have just built this— some day when the story of this Company gets told, what we’ve done in the human capital development is I think going to be Chapter 1 and what this fellow, this Army Colonel who joined us, Steve Tryon, has done, but our technology team has gotten much more, I’d say, leading edge and we see opportunities that we don’t want to miss so if I had previously thrown out a number like $110 million, we hit it and we’ve stayed there for a while, but I would say I would cancel that expectation. I think you can still expect us to remain profitable but we see ways where we can do invest in technology and be more leading edge there than we’ve ever been in the past, so what else do you want to say Jonathan?

Jonathan Johnson - Overstock.com Inc - President

No, I think that’s right. I don’t know that I would stand by that number we put out there in the past, but I know every time we do look to increase our tech and G&A expense, we’re looking for the return on investment and so it’s not a willy-nilly growth there. It’s looking to how the technology is going to boost the top line and the bottom line.

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

Yes, so we do think in terms now of investing more in technology and letting this grow but within the constraint of staying profitable on a yearly level as our governor, and we see ways, you know, and some ways we were playing catch up. We figured out a few things along the way, maybe earlier than others, a few things we missed and they figured out first, but in a lot of ways technology we were playing catch up. We’re doing things now, developing things that nobody else has done yet and we don’t want to miss, it’s nice that we have a nice cash flow and profit stream that we can invest in those niches that we don’t see anyone else in yet. Steve? Do you want to add?

Stephen Chesnut  - Overstock.com Inc - SVP - Finance, Risk Management

I think as we come out with Q1 results, the picture will continue to play out.

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

Yes. Well, you never know the future. So okay. I hope does that answer your questions?

Nathaniel Schindler  - BofA Merrill Lynch - Analyst

Yes, and just one final one. You said you didn’t want to talk about the future, but Q1 is the past, so how was growth in Q1?

Jonathan Johnson  - Overstock.com Inc - President

Q1 is unreported and so thus Q1 remains the future.

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

You may have heard that I’ve been in a little bit of hot water with—

Jonathan Johnson  - Overstock.com Inc - President

We just went through a healthy and good scrub with our new auditors, and we’re going to go through a first quarterly review with them. At this point, it feels like prudence and the right thing to do to announce Q1 when we’ve got everything scrubbed.

Stephen Chesnut  - Overstock.com Inc - SVP - Finance, Risk Management

Amen.

Nathaniel Schindler  - BofA Merrill Lynch - Analyst

Thank you.

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

Thank you, and Bonnie, next question?

Operator

Thank you. Our next question comes from Brent Rystrom of Feltl & Company.

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

Hello, Brent.

Brent Rystrom  - Feltl & Co - Analyst

Hi how are you?

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

Good, long time.

Brent Rystrom  - Feltl & Co - Analyst

Yes, it’s nice to see the quarter. I’ve got just some simple questions. Maybe you could from a civilian perspective not to deep technically explain what some of the systems you’re going to work on this year and maybe the timing for them?

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

Nice to hear your Minnesota accent again, Brent.

Brent Rystrom  - Feltl & Co - Analyst

Well thank you so much, you bet.

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

• Everything is, our website, I mean you can see for yourself, our website is getting slicker and slicker. There’s more and more features, but beyond that, I really don’t want to say. Is there anything we can say? We have ideas two or three what I think are really nice ideas for this year to make the website better, to increase conversion, two things that I think are money in the bank ideas, and one of them is something nobody else has done but Jonathan doesn’t want me to talk about the future.

Jonathan Johnson  - Overstock.com Inc - President

No, I think until we execute on these things, we’re trying to be just a little more conservative in what we’re predicting.

Brent Rystrom  - Feltl & Co - Analyst

Looking at maybe a different way to ask it on a different subject, on the inventories obviously you had inventory build in the Q4, a little bit higher than maybe would have expected but I’m guessing it has to do with things you sell in the direct business as far as the first and second quarter. Any particular comments on categories that look particularly appealing, or particular inventory areas that look appealing as far as the direct side of the business?

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

• Well, apparel looks interesting to me. It’s growing very nicely. It’s clearly a very difficult business to figure out on a direct basis. The SKU proliferation and fashion and changing tastes so it’s a tough business to figure out, but that may make it the right kind of business for us. The toughest businesses to figure out will have the fewest or weakest competitors. I guess I would, let me describe, let me go back a step on your question.

One of the things that has really helped this business is in the early days, we were largely a product push business. We were making these fantastic deals and pushing them to the consumer. We got starting with all these systems we implemented in 2005 and 2006, we started to have a lot more business intelligence and could figure out where the demand was and then go and buy that demand.

I would say going back to the technology question, metaphorically it’s the same. We have figured out more of what the consumer needs to shop successfully and to convert and then we’re building features into our site that let them do that thing they’re trying to do, so it’s just in general becoming more demand pull rather than product push, and that’s true both on the kinds of inventory we have and the technology. As far as new categories, we are developing new categories but the thing that looks to me like I don’t know, there’s so much opportunity, now that we have as much business intelligence as we do have in our systems, we see all kinds of unmet demand that we think that we can reach out and fulfill.

Brent Rystrom  - Feltl & Co - Analyst

And you’re basically saying you’re seeing unmet demand in the existing categories as opposed to seeing new opportunities?

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

We are. We’re seeing a lot of unmet demand in a number of areas, well really across, is more concentrated in categories than others but we’re able to see now where the unmet demand is.

Jonathan Johnson  - Overstock.com Inc - President

• And that’s part of the reason we had a little bit bigger inventory build at the end of the fourth quarter, is we wanted to make sure that we have supply for the January, February and going forward demand.

Brent Rystrom  - Feltl & Co - Analyst

• And then a quick final question on the inventory side of it. Does apparel by nature imply a slightly higher margin business than the rest of your business historically?

Jonathan Johnson  - Overstock.com Inc - President

• Well, it implies a lot of things. Sometimes it’s higher margins, sometimes it’s higher returns. It’s certainly higher capital. You throw it all into a mixing bowl and mix it up, it tends to feel a lot like everything else.

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

• But it’s not there yet is what I’m saying. It’s not there yet into terms of where we think it should get and in terms of both the offering to the consumers and what our financial return should be on it. Steve? I see you pulled out something.

Stephen Chesnut  - Overstock.com Inc - SVP - Finance, Risk Management

Yes, as you can imagine, the apparel business does have the potential to produce above average, the question is how we manage the back end as we get out of the seasons and that’s where I think we’re continuing to learn.

Brent Rystrom  - Feltl & Co - Analyst

And the realized merchandise margin versus your IMU?

Stephen Chesnut  - Overstock.com Inc - SVP - Finance, Risk Management

That’s right.

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

It reminds me there’s a guy, an internet guru, named Seth Godin, he wrote a book called The Dip, which is a book of personal advice you try to figure out basically a hurdle to get over that just, it’s the biggest thing you can get over, but it’s big enough that other people can’t and you try to pick that and get over it and that’s how you separate from the pack. We think that in apparel and in some other areas, it’s so hard to do right and my sympathies are going out, I used to be in the apparel manufacturing business and I thought that was tough, but buying for apparel is so hard to do right that I think that the companies who can get the business intelligence and planning down best are just will have such an edge on the people who are going about it the old fashioned way so I think about it as a dip that I’m hoping we can get across, and its results now are kind of in line, although it’s growing very quickly, but the financial results should be able to get much better, but I think that’s reflective of how hard it is to do right so if we start doing it right we should just be able to eat a big or take a nice dent in to the marketplace.

Brent Rystrom  - Feltl & Co - Analyst

Two quick final kind of housekeeping questions. Any litigation timing of things as far as when are the next events we should be looking for?

Jonathan Johnson  - Overstock.com Inc - President

Our case against the Prime Brokers has a trial date set in September of 2011.

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

The OJ trial of the financial world, September 2011, San Francisco, reserve your seat now.

Jonathan Johnson  - Overstock.com Inc - President

Yes, we’re in discovery, we’re starting to take depositions in the upcoming months, but now we have the trial date and we’re eager frankly to race to the courthouse steps on that one. I guess some of the other—

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

Slim chance that might be able to be moved up, right?

Jonathan Johnson  - Overstock.com Inc - President

Slim. We’re waiting for a decision from the New York Appellate Court on the affiliate tax law. We think we’re in the right, but either way, we’ve modified our behavior so a decision for us or against us isn’t really going to change things.

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

And we—It’s sad because I love the affiliates, we talked about them for years, it’s the war of the fleas against the elephants to work with the affiliates, but we’re just going to cut any affiliate program in any State that passes a law that says affiliates create nexus, which I think is a ridiculous probably unconstitutional thing for them to say, but it’s not going to, we’re just, any other states that pass this, we’re just going to end our affiliate programs in their states and I think Amazon just did something recently similar but not exactly the same.

Brent Rystrom  - Feltl & Co - Analyst

Okay, and then when are you going to release first quarter earnings?

Jonathan Johnson  - Overstock.com Inc - President

Don’t know yet. I would guess in April, a number that starts with a two, sometimes in the 20s.

Brent Rystrom  - Feltl & Co - Analyst

Not a three?

Jonathan Johnson  - Overstock.com Inc - President

I’d hope not a three.

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

These folks have been for four months burning the midnight oil and not just Steve Chesnut and his team, but KPMG to whom I think some props are due, because they really and even to get this in by last Wednesday, which was the final date of our SEC, the final date we could without, well to meet the SEC deadline, and even there, it was a Herculean task for these folks and we thought we actually would be able to beat it by a couple weeks but they really had to cough up a lung to get there last Wednesday, and so props to KPMG. We have had a wire brush taken to us but it seems as an outsider to the process, they look like they’ve done great work and added a lot of value to the Company.

Jonathan Johnson  - Overstock.com Inc - President

Yes, but I’d say probably mid to late 20s, 25, 26th, I haven’t looked at a calendar.

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

We’ve got to put a big asterisk by it.

Jonathan Johnson  - Overstock.com Inc - President

If you said something like that, I’d jump on you.

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

It could be the first week of May.

Jonathan Johnson  - Overstock.com Inc - President

But hopefully the last week of April.

Brent Rystrom  - Feltl & Co - Analyst

Well thank you and congratulations everybody.

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

Thank you, Brent.

Operator

(Operator Instructions). Our next question comes from Tom O’ Halloran of Lord Abbett.

Tom O’Halloran  - Lord Abbett - Analyst

Hi Patrick, I’m on my cell phone so I hope I’m legible.

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

Hello, Tom. Many years no speak I think.

Tom O’Halloran  - Lord Abbett - Analyst

Yes, yes, in light of that and in view of what we’ve been through in terms of this economic downturn and apparent movement on the part of many consumers toward greater value I’m just curious as to how the competitive landscape is changing for Overstock and how the brand is evolving and what opportunities you see on both fronts in the coming year or two.

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

Well, our brand has become, good question, Tom, thank you. Our brand has become part of the American psyche, we do all of this testing, all of these surveys, unprompted name recollection. Our brand has become part of the psyche and I love when folks in the press write about the internet, they used to write about Amazon, Ebay, and sometimes they would include Overstock, and now they write about Amazon, Ebay and Overstock, and as a matter of course and we’ve really become part of the psyche, we think we can do— that brand is—, it’s intangible. It’s hard to measure the effect of our spending. We think we have ways that measure the effect loosely of our television and radio and print spending. As far as the competitive landscape, there are, well we think, Jonathan, will you let me say what our competitive pricing is or should I not?

Okay, so I’m not going to say, but we think the vast majority of our products are what we call competitive, which is either at or below anywhere else you can find them. There are as far as a real change in the competitive landscape, I would say that some of these private sale sites, or the ODAT, one deal at a time sites are coming on strong. They are good sites with good executives behind them, and I think that’s an interesting model, but it’s a big, as I measure it we’re about 1% of eCommerce and I think some of those are about half of a percent, but it isn’t like we’re eating into each other’s business yet. There’s a big world of eCommerce and a big world of brick and mortar that hasn’t shifted to eCommerce, so that’s where I would see some competitive pressures emerge but again, I think that we’re at a place where we can just keep on driving our prices below where anyone else can follow.

Steve Chesnut, you’re a strategic thinker. What do you want to add to that?

Stephen Chesnut  - Overstock.com Inc - SVP - Finance, Risk Management

I think we are still very much almost a $900 million business but we’re small in a big big pond and the consumer is continually gravitating towards the convenience of the internet space, and so I think this just continues to bode well for us strategically.

Jonathan Johnson  - Overstock.com Inc - President

I think in addition to consumers gravitating toward the internet, consumers are gravitating toward discount, and when folks are looking for a way to stretch their nickel and maintain some kind of, maintain their standard of living, I think they see Overstock as a real alternative there and frankly that’s what I attribute a portion of our growth to is we’re beneficiaries of people wanting to or in some cases needing to stretch their nickel.

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

Yeah, it’s hard to be a discounter and get great Customer Service. Well one point on Jonathan’s point is it ratchets. As people adopt the internet, it isn’t a pendulum that swings back and forth. Once they adopt it and get used to it, they ratchet there, and this downturn drove people on to the internet so I think it’s pretty standard at this point that the internet is growing 10 to 12% faster than normal retail.

If you look over the last five years that spread has stayed constant and if you’re somewhat pessimistic as I am about what the long term GDP growth is going to be, even in a world where the US is zero or has zero growth, there’s still real opportunity for eCommerce to keep growing. If you look back at page 11 and I know you’re on your cell phone, but if you look at page 11, and you see the list of all of the people up there with us, we’re the only discounter I think. I think we’re the only discounter so you’ve got the list of the best 10 companies for customer service in america. I think we’re the only discounter. I’m not sure, Amazon definitely has good pricing, but I’m not sure if I would call anyone else here on this list a discounter.

Jonathan Johnson  - Overstock.com Inc - President

Maybe QVC, I don’t know. I feel like we’re, if we’re not the only discounter, we’re the most identifiable discounter.

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

Yes, as a pure discounter and to be at the top of customer satisfaction is a pretty hard thing to juggle.

Tom O’Halloran  - Lord Abbett - Analyst

I would agree. Secondly, on the inventories, they were down slightly year-over-year. Was that because you sold a bit more than you thought in the fourth quarter and how are you thinking about inventory levels going forward?

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

Steve, you want to say what you think on why it happened and I’ll say why the thinking going forward?

Stephen Chesnut  - Overstock.com Inc - SVP - Finance, Risk Management

If I look at the team managing the inventory, we had a great demand management going into the fourth quarter, did a great job of forecasting predicting and then doing a great job of managing our way out of the season.

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

Yes, I think there’s two offsetting items so the number and the ratios probably all stay about the same. One is all things being equal, I would say let’s run inventory a little bit fatter because there have been times in our past that we just had a surge of growth beyond what we had anticipated, depleted our inventories and then we, our keel touched bottom and it disrupted our growth cycle so I want to stay ahead of that and run inventory a little bit fatter. On the other hand our Demand Management team and our buyers have gotten so good and their business intelligence, well their business intelligence is much better but it’s still and by that I mean the business intelligence systems, it’s gotten much better so that should be a pebble on the other side of the scale and how the two balance each other is probably they just about cancel each other out so I don’t think you’ll see the ratios change but sort of internally I want to run. We probably could lean out what all that adds up is we could lean out the inventory more than we are now but I want to run it a little bit fatter just so we don’t have that problem of touching the keel in the mud again.

Tom O’Halloran  - Lord Abbett - Analyst

Okay, and then lastly, on corporate cash levels. I think I recall that you have about 140 million in cash and then about 60 million outstanding remaining on the convert I believe, and you generated close to 40 this year. What are your thoughts on cash levels that you’d be comfortable with and the priorities to that cash going forward?

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

I’ll answer part of that. We pay a lot of attention to the working capital. We didn’t want that to get below $30 million. That was sort of the where things didn’t stop working too well if it got below that, so Steve, that was Steve’s number, so we have seen that rebound from $30 million to $51 million now and it shouldn’t really, what do you want to say about the future?

Jonathan Johnson  - Overstock.com Inc - President

I think our business is generating cash and we do watch our, you asked about the senior notes. They’re out there and there’s about $60 million of them that come due a year from this December so December 2011. We’ve bought some back in the market in the past and we’re generating cash. I’m not overly concerned about it.

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

Still wish we could buy more.

Jonathan Johnson  - Overstock.com Inc - President

We would love to buy more. If there are folks selling let us know.

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

But the last pricing I heard on it for some months has been way way out of line of where I think the pricing would be that we would be interested.

Jonathan Johnson  - Overstock.com Inc - President

That’s correct.

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

Steve, what do you think?

Stephen Chesnut  - Overstock.com Inc - SVP - Finance, Risk Management

Tom, the number I keep Patrick focused on is net working capital because of our cash cycle spins fairly quick, so cash can become, it will pay off payables fairly quick so we keep a very close eye on net working capital and I think we’ll continue to watch that as we go through the year and in theory, keep building on it.

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

What do you make of the, I know the $60 million note this December converts—

Jonathan Johnson  - Overstock.com Inc - President

December 2011. Not this December.

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

December 2011, but this December will convert to a short-term.

Jonathan Johnson  - Overstock.com Inc - President

Yes.

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

I’m not troubled by that. We’re spinning off enough cash that we can I think comfortably just pay this off and be good. I wouldn’t mind if somebody had a realistic price, I wouldn’t mind taking some off their hands. Is there anything else you want to say on that?

Stephen Chesnut  – Overstock.com Inc - SVP - Finance, Risk Management

Nope.

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

Okay?

Tom O’Halloran  - Lord Abbett - Analyst

Okay, thanks very much guys and congratulations.

Jonathan Johnson  - Overstock.com Inc - President

Yes, Tom thanks for calling in.

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

Thank you, Tom. Nice to talk to you after all these years. I’m going to add one more thing on that. What are your thoughts on maybe replacing some of that convertible note with a more permanent layer of just straight debt?

Jonathan Johnson  - Overstock.com Inc - President

Well we would be interested, if the terms were right, we don’t feel like we need to take it and do so at onerous terms but at good market terms I don’t mind having some debt on the balance sheet.

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

Okay, thank you, Tom.

Tom O’Halloran  - Lord Abbett - Analyst

Thank you.

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

I have one more e-mail question. Okay, somebody, a fellow named Nick, asked, I won’t read your name, I’m sorry, I won’t read your whole name because, but somebody asked should they e-mail questions or call in on the call. We’ll do them both ways. It’s a little bit easier sometimes if people e-mail them but he asks, what steps are being taken to reduce legal risk to the Company from patent infringements of products placed on your site and what plans do you have to reduce this going forward?

Jonathan Johnson  - Overstock.com Inc - President

Want me to talk about that?

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

Why don’t you talk about that and then I’ll hit the second question.

Jonathan Johnson  - Overstock.com Inc - President

Okay, there are really two kind of patent infringement cases, one is for products being sold on site, which Nick has referred to here, and we have good indemnification agreements with folks with our drop ship fulfillment partners, and so I think we’re fairly well covered there. The other is from patent trolls claiming to have—

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

Invented the internet.

Jonathan Johnson  - Overstock.com Inc - President

And some business process and those come and go, and we I think have benefited by our well-earned reputation of fighting those tooth and nail and have invalidated patent troll patents in the past, spending a good deal of money to do it and so I think that’s been a tactic that wards those.

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

Jonathan has spent a million dollars rather than settle something for $100,000, and has a few invalidated patents on his trophy wall.

Jonathan Johnson  - Overstock.com Inc - President

And we’ll keep doing it. It is a matter of principle.

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

And the other question is what are we doing to reduce returns as a percentage of sales. We actually have a very low returns rate compared to most people in our industry, and we focus on the cost of the returns rather than the absolute rate, but we do think that that’s where quite a few basis points are waiting to be ironed out of the system, but Steve that actually, is one of Steve’s big projects.

Stephen Chesnut  - Overstock.com Inc - SVP - Finance, Risk Management

So we’ve got a whole team focused on working with partners, looking at the return rates, working back with them to solve return problems, quality problems, all those things, so we’re seeing nice traction around that.

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

But reverse logistics is a difficult thing to do right and there are— a Company that came out—, I think the companies, that the real cost of taking returns are much higher to say people outside the industry generally know, and somebody, an entrepreneur who came up with a business that could really strip out reverse logistics costs successfully, and I know there’s a lot of people who claim they have those businesses, but we’re not convinced at this point, having worked with some of them, it’s really a nut waiting to be cracked in essence. It’s more costly than you would believe to take returns. Fortunately, we have a very low return rate, and we do think we can pull that percentage down quite markedly. Kevin? There’s one more question.

Jonathan Johnson  - Overstock.com Inc - President

Bonnie?

Operator

Yes, sir. Our next question comes from Michael Onghai of Ibis Management.

Michael Onghai  - Ibis Management - Analyst

Congratulations on a great year. My quick question is, if I were to think about the maintenance CapEx of your business, I know you use very rapid depreciation, so I’m quite sure that your maintenance CapEx is a lot lower than your D&A. I just wanted to see if you can give me some guidance as to how I should think about it. Thank you.

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

Thank you, Michael. Jonathan? Can I answer that or not?

Stephen Chesnut  - Overstock.com Inc - SVP - Finance, Risk Management

I guess I think we’re to the point now where our depreciation and our capital spending will start to approximate themselves on a go forward basis.

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

But that includes what are really reinvestments in developing new businesses, if we just, for example, last year, it was, I know the numbers on an internal basis. What was our CapEx?

Stephen Chesnut  - Overstock.com Inc - SVP - Finance, Risk Management

We were about $9 million.

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

I thought it was $7.7 million, but I know we count some things internally.

Stephen Chesnut  - Overstock.com Inc - SVP - Finance, Risk Management

Yes, that’s approximate.

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

So about half of the GAAP depreciation is, that was I think that $15 million a year is a good number but that really includes what is almost, I wouldn’t say venture capital but it’s developing, it includes an investment in new projects not related directly, some things we’re going to bolt on to the business, so $15 million going forward both covers our real depreciation and some of these projects we want to do. We actually have a nice, we were thinking about maybe do we want to talk about the purchase we just made or that was a Q1 event, right? Stand by a second.

We just bought a new Teradata system which is great. All this time I’m talking about business intelligence, I’m really talking largely about Teradata underneath that. We just sunk a few million dollars into a new, it follows Moore’s Law. It just gets cheaper and cheaper for more and more power. We thought about having a disaster recovery system that would have cost a substantial amount but we’re thinking of we’ve realized we have ways to do that without seeing a big lump go through in CapEx, including maybe cloud solutions, so, and also as we even with the money we are spending, we roll off of some of our technology equipment and that becomes kind of our back up systems, so if you just assume $15 million, I think that A, you know as much as we do and B, that number is probably not going to be too far off.

Michael Onghai  - Ibis Management - Analyst

Okay, thank you.

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

Thank you.

Jonathan Johnson  - Overstock.com Inc - President

Well, we’ve hit an hour. We appreciate everyone that’s called in and also appreciate your patience for letting us get our Q4 numbers out at March 31, but we’ll look forward to talking to everyone at the end of the month or first part of May.

Patrick Byrne  - Overstock.com Inc - Chairman, CEO

These guys have one last push to get out Q1 numbers and then they can take their vacations.

Jonathan Johnson  - Overstock.com Inc - President

Thanks, all.

Stephen Chesnut  - Overstock.com Inc - SVP - Finance, Risk Management

Thanks.

Operator

This concludes today’s conference call. You may now disconnect.

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